SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 1999

                                MEDICORE, INC.
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            (Exact name of registrant as specified in its charter)

           Florida                    0-6906              59-0941551
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(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)

      2337 West 76th Street, Hialeah, Florida             33016
     ----------------------------------------           ----------
     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code (305) 558-4000
                                                        --------------

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Item 5.  Other Events

     Effective September 30, 1999, the Company converted a promissory note of Techdyne, Inc., its 65% owned public subsidiary ("Techdyne") into equity of Techdyne. The Techdyne convertible note balance at September 30, 1999 was $2,531,941, which included approximately $105,000 in interest for the nine months ended September 30, 1999. Techdyne initially issued an unsecured promissory note convertible into Techdyne common stock at a conversion ratio of $1.75 per share in 1995 at an annual interest rate of 5.7%. The Company had converted $350,000 of the note for 200,000 shares of Techdyne common stock in 1996 and $875,000 of the note for 500,000 shares of Techdyne common stock in 1997, giving the Company an aggregate ownership of 3,227,797 shares of Techdyne common stock. The conversion of the Techdyne note provides the Company with an additional 1,446,823 shares of Techdyne common stock or an aggregate of 4,674,620 shares of Techdyne common stock for an ownership interest in that public subsidiary of approxi-mately 73%.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          None


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein

                                       By--------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board, CEO and President

Dated:  October 12, 1999